Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-279429, 333-270542, 333-271268, 333-254511, 333-270541, and 333-271266), Form S-3 (No. 333-280176) and Form S-8 (No. 333-222313) of NioCorp Developments Ltd. (the Company) of our report dated October 6, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Spokane, WA

September 20, 2024